                              THE PITTSTON COMPANY

                                     BYLAWS
                     (As amended through September 13, 2002)




                                    ARTICLE I

NAME

         The name of the corporation is The Pittston Company.


                                   ARTICLE II

OFFICES

         1. The corporation shall maintain a registered office and a registered agent in the Commonwealth of Virginia as required by the laws of said Commonwealth.

         2. The corporation shall in addition to its registered office in the Commonwealth of Virginia establish and maintain an office or offices at such place or places as the Board of Directors may from time to time find necessary or desirable.


                                   ARTICLE III

CORPORATE SEAL

         The corporate seal of the corporation shall have inscribed thereon the name of the corporation, the fact of its establishment in the Commonwealth of Virginia and the words "Corporate Seal". Such seal may be used by causing it or a facsimile thereof to be impressed, affixed, printed or otherwise reproduced.


                                   ARTICLE IV

MEETINGS OF SHAREHOLDERS

         1. Meetings of the shareholders shall be held at such place, within or without the Commonwealth of Virginia, as the Board may determine.

         2. The annual meeting of the shareholders shall be held on the second Wednesday in May at ten o'clock in the forenoon, local time, or on such other day or at such other time as the Board may determine. At each annual meeting of the shareholders they shall elect by plurality vote, in accordance with the Articles of Incorporation and these bylaws, directors to hold office until the third annual meeting of the shareholders held after their election and their successors are respectively elected and qualified or as otherwise provided by statute, the Articles of Incorporation or these bylaws. Any other proper business may be transacted at the annual meeting. The chairman of the meeting shall be authorized to declare whether any business is properly brought before the meeting, and, if he shall declare that it is not so brought, such business shall not be transacted. Without limiting the generality of the foregoing, the chairman of the meeting may declare that matters relating to the conduct of the ordinary business operations of the corporation are not properly brought before the meeting.

         3. A majority of the votes entitled to be cast on a matter shall constitute a quorum for action on that matter at all meetings of the shareholders, except as otherwise provided by statute, the Articles of Incorporation or these bylaws. The shareholders entitled to vote thereat, present in person or by proxy, or the chairman of the meeting shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting before adjournment (except as otherwise provided by statute). At such adjourned meeting any business may be transacted which might have been transacted at the meeting as originally notified.

         4. At all meetings of the shareholders each shareholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an appointment form signed by such shareholder and bearing a date not more than eleven months prior to said meeting, unless such form provides for a longer period. All proxies shall be effective when received by the Secretary or other officer or agent of the corporation authorized to tabulate votes.

         5. Except as otherwise provided in the Articles of Incorporation, at each meeting of the shareholders each shareholder shall have one vote for each share having voting power, registered in his name on the share transfer books of the corporation at the record date fixed in accordance with these bylaws, or otherwise determined, with respect to such meeting. Except as otherwise expressly provided by statute, the Articles of Incorporation or these bylaws, action on a matter, other than the election of directors, by a voting group is approved if a quorum exists and the votes cast within the voting group favoring the action exceed the votes cast opposing the action.

         6. Except as otherwise prescribed by statute, notice of each meeting of the shareholders shall be given to each shareholder entitled to vote thereat not less than 10 nor more than 60 days before the meeting. Such notice shall state the date, time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

         7. Except as otherwise prescribed by statute, special meetings of the shareholders for any purpose or purposes may be called by the Chairman of the Board and shall be called by the Chairman of the Board or the Secretary by vote of the Board of Directors.

         8. Business transacted at each special meeting shall be confined to the purpose or purposes stated in the notice of such meeting.

         9. The order of business at each meeting of the shareholders and the voting and other procedures to be observed at such meeting shall be determined by the chairman of such meeting.

         10. Subject to the rights of holders of shares of the Preferred Stock of the corporation, nominations for the election of directors shall be made by the Board of Directors or by any shareholder entitled to vote in elections of directors. However, any shareholder entitled to vote in elections of directors may nominate one or more persons for election as directors at an annual meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States registered or certified mail, postage prepaid, to the Secretary of the corporation not less than 120 and not more than 180 calendar days in advance of the date on which the corporation's proxy statement was released to shareholders in connection with the immediately preceding annual meeting. Each notice shall set forth (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated, (ii) a representation that the shareholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iii) the class and number of shares of the corporation that are owned by the shareholder, (iv) a description of all arrangements, understandings or relationships between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder and (v) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors, and shall include a consent signed by each such nominee to serve as a director of the corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

         11. To be properly brought before an annual meeting of shareholders, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the annual meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before a meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder's notice must be given, either by personal delivery or by United States registered or certified mail, postage prepaid, to the Secretary of the corporation not less than 120 and not more than 180 calendar days in advance of the date on which the corporation's proxy statement was released to shareholders in connection with the immediately preceding annual meeting. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, including the complete text of any resolutions to be presented at such meeting with respect to such business, and the reasons for conducting such business at the annual meeting, (ii) the name and address of record of the shareholder proposing such business, (iii) a representation that the shareholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose the business specified in the notice, (iv) the class and number of shares of the corporation that are owned by the shareholder, (v) any material interest of the shareholder in such business and (vi) full particulars as to the relationship, if any, of such shareholder to any other person that such shareholder knows or has reason to believe intends to bring one or more other items of business before the meeting. In the event that a shareholder attempts to bring business before an annual meeting without complying with the foregoing procedure, the chairman of the meeting may declare to the meeting that the business was not properly brought before the meeting and, if he shall so declare, such business shall not be transacted.


                                    ARTICLE V

DIRECTORS

         1. All corporate powers shall be exercised by or under the authority of, and the business and affairs shall be managed under the direction of, the Board of Directors, subject to any limitation set forth in the Articles of Incorporation.

         2. The Board shall consist of not less than nine or more than fifteen members.

         3. The Board of Directors shall consist of eleven members. The terms of office of the directors shall be staggered and shall otherwise be determined, as provided in these bylaws, subject to the Articles of Incorporation and applicable laws. Such terms shall be divided into three groups, one of which shall consist of three directors and two of which shall consist of four directors.

         4. The number of directors may at any time be increased or decreased, within the variable range established by the Articles of Incorporation and these bylaws, by amendment of these bylaws. In case of any such increase the Board shall have power to elect any additional director to hold office until the next shareholders' meeting at which directors are elected. Any decrease in the number of directors shall take effect at the time of such amendment only to the extent that vacancies then exist; to the extent that such decrease exceeds the number of such vacancies, the decrease shall not become effective, except as further vacancies may thereafter occur by expiration of the term of directors at the next shareholders' meeting at which directors are elected, or otherwise.

         5. If the office of any director becomes vacant, by reason of death, resignation, increase in the number of directors or otherwise, the directors remaining in office, although less than a quorum, may fill the vacancy by the affirmative vote of a majority of such directors.

         6. The Board of Directors, at its first meeting after the annual meeting of shareholders, shall choose a Chairman of the Board from among the directors.

         7. Any director may resign at any time by delivering written notice of his resignation to the Board of Directors or the Chairman of the Board. Any such resignation shall take effect upon such delivery or at such later date as may be specified therein. Any such notice to the Board may be addressed to it in care of the Secretary.

         8. The Chairman of the Board shall preside at meetings of the Board of Directors, and shall have the powers and duties usually and customarily associated with the position of a non-executive Chairman of the Board.

         9. In case of the absence of the Chairman of the Board, the Board member with the longest tenure on the Board shall preside at meetings of the shareholders and of the Board of Directors. He shall have such other powers and duties as may be delegated to him by the Chairman of the Board.

                                   ARTICLE VI

COMMITTEES OF DIRECTORS

         There shall be an Executive Committee, an Audit and Ethics Committee, a Compensation and Benefits Committee, a Finance Committee, a Nominating Committee and a Pension Committee, and the Board of Directors may create one or more other committees. Each committee of the Board of Directors shall consist of two or more directors of the corporation who shall be appointed by, and shall serve at the pleasure of, the Board. The Executive Committee, to the extent determined by the Board but subject to limitations expressly prescribed by statute, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation. The Audit and Ethics Committee, the Compensation and Benefits Committee, the Finance Committee, the Nominating Committee and the Pension Committee and each such other committee shall have such of the powers and authority of the Board as may be determined by the Board. Each committee shall report its proceedings to the Board when required. Provisions with respect to the Board of Directors which are applicable to meetings, actions without meetings, notices and waivers of notice and quorum and voting requirements shall also be applicable to each committee, except that a quorum of the Executive Committee shall consist of one third of the number of members of the Committee, three of whom are not employees of the Company or any of its subsidiaries.

                                   ARTICLE VII

COMPENSATION OF DIRECTORS

         The Board of Directors may fix the compensation of the directors for their services, which compensation may include an annual fee, a fixed sum and expenses for attendance at regular or special meetings of the Board or any committee thereof, pension benefits and such other amounts as the Board may determine. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                                  ARTICLE VIII

MEETINGS OF DIRECTORS;
  ACTION WITHOUT A MEETING

         1. Regular meetings of the Board of Directors may be held pursuant to resolutions from time to time adopted by the Board, without further notice of the date, time, place or purpose of the meeting.

         2. Special meetings of the Board of Directors may be called by the Chairman of the Board on at least 24 hours' notice to each director of the date, time and place thereof, and shall be called by the Chairman of the Board or by the Secretary on like notice on the request in writing of a majority of the total number of directors in office at the time of such request. Except as may be otherwise required by the Articles of Incorporation or these bylaws, the purpose or purposes of any such special meeting need not be stated in such notice.

         3. The Board of Directors may hold its meetings, have one or more offices and, subject to the laws of the Commonwealth of Virginia, keep the share transfer books and other books and records of the corporation, within or without said Commonwealth, at such place or places as it may from time to time determine.

         4. At each meeting of the Board of Directors the presence of a majority of the total number of directors in office immediately before the meeting begins shall be necessary and sufficient to constitute a quorum for the transaction of business, and, except as otherwise provided by the Articles of Incorporation or these bylaws, if a quorum shall be present the affirmative vote of a majority of the directors present shall be the act of the Board.

         5. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if one or more written consents stating the action taken, signed by each director either before or after the action is taken, are included in the minutes or filed with the corporate records. Any or all directors may participate in any regular or special meeting of the Board, or conduct such meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other, and a director participating in a meeting by this means shall be deemed to be present in person at such meeting.


                                   ARTICLE IX

OFFICERS

         1. The officers of the corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a President, one or more Vice Presidents, a General Counsel, a Treasurer and a Secretary. The Board may also appoint a Controller and one or more Executive Vice Presidents, Senior Vice Presidents, Assistant Treasurers, Assistant Controllers and Assistant Secretaries, and such other officers as it may deem necessary or advisable. Any number of offices may be held by the same person. The Board may authorize an officer to appoint one or more other officers or assistant officers. The officers shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be prescribed from time to time by the Board or by direction of an officer authorized by the Board to prescribe duties of other officers.

         2. The Board of Directors, at its first meeting after the annual meeting of shareholders, shall choose the officers, who need not be members of the Board.

         3. The salaries of all officers of the corporation shall be fixed by the Board of Directors, or in such manner as the Board may prescribe.

         4. The officers of the corporation shall hold office until their successors are chosen and qualified. Any officer may at any time be removed by the Board of Directors or, in the case of an officer appointed by another officer as provided in these bylaws, by such other officer. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board or, in the case of an officer so appointed, by such other officer.

         5. Any officer may resign at any time by delivering notice of his resignation to the Board of Directors or the Chairman of the Board. Any such resignation may be effective when the notice is delivered or at such later date as may be specified therein if the corporation accepts such later date. Any such notice to the Board shall be addressed to it in care of the Chairman of the Board or the Secretary.

                                    ARTICLE X

CHIEF EXECUTIVE OFFICER

         Subject to the supervision and direction of the Board of Directors, the Chief Executive Officer shall be responsible for managing the affairs of the corporation and shall preside at meetings of the shareholders. The Chief Executive Officer shall have supervision and direction of all of the other officers of the corporation.

                                   ARTICLE XI

PRESIDENT

         The President shall be the chief operating officer of the corporation and shall perform such duties as may be prescribed by these bylaws, or by the Chief Executive Officer. The President shall, in case of the absence or inability of the Chief Executive Officer to act, have the powers and perform the duties of the Chief Executive Officer.


                                   ARTICLE XII

EXECUTIVE VICE PRESIDENTS,
  SENIOR VICE PRESIDENTS
  AND VICE PRESIDENTS


         1. The Executive Vice Presidents, the Senior Vice Presidents and the Vice Presidents shall have such powers and duties as may be delegated to them by the Chief Executive Officer.


                                  ARTICLE XIII

GENERAL COUNSEL

         The General Counsel shall be the chief legal officer of the corporation and the head of its legal department. He shall, in general, perform the duties incident to the office of General Counsel and shall have such other powers and duties as may be delegated to him by the Chief Executive Officer.

                                   ARTICLE XIV

TREASURER

         The Treasurer shall be responsible for the care and custody of all the funds and securities of the corporation. The Treasurer shall render an account of the financial condition and operations of the corporation to the Board of Directors or the Chief Executive Officer as often as the Board or the Chief Executive Officer shall require. He or she shall have such other powers and duties as may be delegated to him or her by the Chief Executive Officer.

                                   ARTICLE XV

CONTROLLER

         The Controller shall maintain adequate records of all assets, liabilities and transactions of the corporation, and shall see that adequate audits thereof are currently and regularly made. The Controller shall disburse the funds of the corporation in payment of the just obligations of the corporation, or as may be ordered by the Board of Directors, taking proper vouchers for such disbursements. The Controller shall have such other powers and duties as may be delegated to the Controller by the Chief Executive Officer.


                                   ARTICLE XVI

SECRETARY

         The Secretary shall act as custodian of the minutes of all meetings of the Board of Directors and of the shareholders and of the committees of the Board of Directors. He or she shall attend to the giving and serving of all notices of the corporation, and the Secretary or any Assistant Secretary shall attest the seal of the corporation upon all contracts and instruments executed under such seal. He or she shall also be custodian of such other books and records as the Board or the Chief Executive Officer may direct. He or she shall have such other powers and duties as may be delegated to him or her by the Chief Executive Officer.


                                  ARTICLE XVII

TRANSFER AGENTS AND REGISTRARS;
  CERTIFICATES OF STOCK

         1. The Board of Directors may appoint one or more transfer agents and one or more registrars for shares of capital stock of the corporation and may require all certificates for such shares, or for options, warrants or other rights in respect thereof, to be countersigned on behalf of the corporation by any such transfer agent or by any such registrar.

         2. The certificates for shares of the corporation shall be numbered and shall be entered on the books of the corporation as they are issued. Each share certificate shall state on its face the name of the corporation and the fact that it is organized under the laws of the Commonwealth of Virginia, the name of the person to whom such certificate is issued and the number and class of shares and the designation of the series, if any, represented by such certificate and shall be signed by the Chief Executive Officer, the President, an Executive or Senior Vice President or a Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary. Any and all signatures on such certificates, including signatures of officers, transfer agents and registrars may be facsimile. In case any officer who has signed or whose facsimile signature has been placed on any such certificate shall have ceased to be such officer before such certificate is issued, then, unless the Board of Directors shall otherwise determine and cause notification thereof to be given to such transfer agent and registrar, such certificate shall nevertheless be valid and may be issued by the corporation (and by its transfer agent) and registered by its registrar with the same effect as if he were such officer at the date of issue.

                                  ARTICLE XVIII

TRANSFERS OF STOCK

         1. All transfers of shares of the corporation shall be made on the books of the corporation by the registered holders of such shares in person or by their attorneys lawfully constituted in writing, or by their legal representatives.

         2. Certificates for shares of stock shall be surrendered and canceled at the time of transfer.

         3. To the extent that any provision of the Amended and Restated Rights Agreement dated as of January 19, 1996, between the corporation and Chemical Bank, as Rights Agent (the "Rights Agreement"), or the Amendment thereto, dated as of July 31, 1997, between the corporation and BankBoston, N.A., as successor rights agent, imposes a restriction on the transfer of any securities of the corporation, including, without limitation, the Rights, as defined in the Amended and Restated Rights Agreement, such restriction is hereby authorized.

         4. Article 14.1 of Chapter 9 of Title 13.1 of the Code of Virginia, titled "Control Share Acquisitions," shall not apply to acquisitions of shares of the corporation.


                                   ARTICLE XIX

FIXING RECORD DATE

         In order to make a determination of shareholders for any purpose, including those who are entitled to notice of and to vote at any meeting of shareholders or any adjournment thereof, or entitled to express consent in writing to any corporate action without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, the Board of Directors may fix in advance a record date which shall not be more than 70 days before the meeting or other action requiring such determination. Except as otherwise expressly prescribed by statute, only shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or entitled to express such consent, or entitled to receive payment of such dividend or other distribution or allotment of rights, or entitled to exercise such rights in respect of change, conversion or exchange, or to take such other action, as the case may be, notwithstanding any transfer of shares on the share transfer books of the corporation after any such record date fixed as aforesaid.


                                  ARTICLE XX

REGISTERED SHAREHOLDERS

         The corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the Commonwealth of Virginia.


                                   ARTICLE XXI

CHECKS

         All checks, drafts and other orders for the payment of money and all promissory notes and other evidences of indebtedness of the corporation shall be signed in such manner as may be determined by the Board of Directors.


                                  ARTICLE XXII

FISCAL YEAR

         The fiscal year of the corporation shall end on December 31 of each year.


                                  ARTICLE XXIII

NOTICES AND WAIVER

         1. Whenever by statute, the Articles of Incorporation or these bylaws it is provided that notice shall be given to any director or shareholder, such provision shall not be construed to require personal notice, but such notice may be given in writing, by mail, by depositing the same in the United States mail, postage prepaid, directed to such shareholder or director at his address as it appears on the records of the corporation, or, in default of other address, to such director or shareholder at the registered office of the corporation in the Commonwealth of Virginia, and, except for any meeting of directors to be held within 48 hours after such notice, shall be deemed to be given at the time when the same shall be thus deposited. Notice of special meetings of the Board of Directors may also be given to any director by telephone, by telex or telecopy, or by telegraph or cable, and in case of notice so given otherwise than by telephone, the notice shall be deemed to be given at the time such notice, addressed to such director at the address hereinabove provided, shall be acknowledged by reply telex or telecopy or shall be transmitted or delivered to and accepted by an authorized telegraph or cable office, as the case may be.

         2. Whenever by statute, the Articles of Incorporation or these bylaws a notice is required to be given, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, and filed with the corporate records or the minutes of the meeting, shall be equivalent to notice. Attendance of any shareholder or director at any meeting thereof shall constitute a waiver of notice of such meeting by such shareholder or director, as the case may be, except as otherwise provided by statute.

                                  ARTICLE XXIV

BYLAWS

         The Board of Directors shall have the power to make, amend or repeal bylaws of the corporation.